UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2005 (December 21, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 21, 2005, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in Cherry Hill, New Jersey (“Woodcrest Center”) from Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC, and other owners named in the agreement (collectively, the “Sellers”). We are not affiliated with the Sellers. Woodcrest Center is a single-story office building containing approximately 333,275 rentable square feet located on approximately 33 acres of land. The contract price for Woodcrest Center is $70,000,000, excluding closing costs. We made an earnest money deposit of $3,000,000 on December 21, 2005. Subject to terms of the contract, an additional earnest money deposit of $1,000,000 is required to be paid on January 3, 2006.

The consummation of the purchase of Woodcrest Center is subject to substantial conditions. Our decision to consummate the acquisition of Woodcrest Center will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Woodcrest Center. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating Woodcrest Center as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at Woodcrest Center is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. Woodcrest Center will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase Agreement by and between Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC and Owners and Harvard Property Trust, LLC

99.2	Assignment of Purchase Agreement by Harvard Property Trust, LLC to Behringer Harvard Operating Partnership I LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 28, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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